SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

February 1, 2006
(Date of Report)

January 31, 2006
(Date of Earliest Event Reported)

Lucy’s Café, Inc.
(Exact Name of Registrant as Specified in its Charter)

Nevada	333-88278	88-0476779
(State or other jurisdiction of incorporation)	Commission File Number	(IRS Employer I.D. No.)

1780 Grenada St., Seaside, CA 93955
(Address of Principal Executive Offices)

831-394-2670
(Registrant's Telephone Number)

#804-1949 Comox Street, Vancouver, B.C., V6G 1R7, Canada
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

མ	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

མ	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

མ	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

མ	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.01 CHANGES IN CONTROL OF REGISTRANT.

On January 31, 2006, Ms. Samaya Ryon, the Company’s sole officer and director sold 10,000,000 shares of common stock of the Company to Michael Flores for $11,000. As a result of the share sale, Mr. Flores became the controlling shareholder of the Company holding approximately 77% of the Company’s issued and outstanding stock.

ITEM 5.02  CHANGE OF DIRECTORS/PRINCIPAL OFFICERS.

As a result of the change in control, on January 31, 2006, Ms. Samaya Ryon appointed Mr. Michael Flores to the board of directors and as sole officer of the Company. Ms. Ryon then resigned as a director and officer of the Company.

Since October 1990, Mr. Flores has been the owner-operator of Michael’s Cannery Row Deli in Monterey, California. Mr. Flores oversees day to day operations and has experience in budgeting, purchasing, accounting and marketing.

ITEM 8.01 OTHER EVENTS.

As a result of the change in control, the Company changed its address and telephone number as follows:

Lucy’s Café, Inc.
1780 Grenada St.
Seaside, CA 93955

831-394-2670

SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

LUCY’S CAFÉ, INC.

/s/ Michael Flores

By: Michael Flores
President and Chief Executive Officer
Date: February 1, 2006